EXHIBIT 99.1

Marijuana Company of America Inc. Acquires Cultivation and Distribution Company Expanding Footprint in California’s Growing Cannabis Market

LOS ANGELES, CA / October 14, 2021/ Marijuana Company of America, Inc. (OTC: MCOA) (the “Company”), a diversified company with operations and investments throughout the cannabis industry, today announced that it has completed what it believes to be the most significant acquisition in MCOA’s history with the acquisition of VBF Brands, Inc. (“VBF”). VBF is a fully licensed marijuana cultivator and distributor based in Salinas, California and was previously a wholly owned subsidiary of Sunset Island Group, Inc. (OTC: SIGO).

MCOA expects that the acquired subsidiary should be significantly accretive to the Company's topline revenue and EBITDA expectations for 2022. This newly acquired wholly owned subsidiary will immediately work towards increasing production at its current Salinas facility that also offers exponential growth potential with other nearby properties that MCOA has an option to participate in as part of the acquisition.

California continues to be the world’s largest legal cannabis market, and offers tremendous market potential for MCOA with this acquisition that includes cannabis nursery, cannabis manufacturing/distribution and cultivation licenses.

Jesus Quintero, CEO of Marijuana Company of America, Inc. stated, “The acquisition of VBF Brands, Inc. perfectly encapsulates MCOA’s strategy to expand our business by organic growth and acquisitions of synergistic and often undercapitalized distressed assets existing today in the Cannabis industry. We are confident that by providing this entity with capital and operational depth to the already impressive operations will increase the capacity, and greatly bolster our position in the California Cannabis market."

VBF brands, Inc. has been a cultivator and distributor in the Salinas, California for the past two years and utilizes its own growing systems to produce desirable cannabis clones that are proprietary certified clean and designed to assist growers by reducing uncertainty and enhancing the likelihood of a successful cultivation harvest. Cannabis clones carry the exact same genetic potential as their mother plant and have similar cannabinoid and terpene profiles when grown properly. When clones are selected from healthy, high-quality mother plants, they also inherit their vigor, and natural resistance to mold, mildew, and pests.

Quintero added, “We are especially intrigued with this acquisition because of VBF’s reputation for high quality clones and its unique use of its growing space. The Company employs a multi-tiered vertical growing system, thereby maximizing the square footage of its Salinas, California facility. Few growers offer the efficiency of VBF Brands, Inc., which provides greater efficiency and sustainable cultivation techniques to provide growers with access to locally grown, high-quality clones to grow cannabis flower. Clones are cultivated in an expedient manner and sold for use to other cannabis flower growers that now don’t have to wait six months to cultivate and sell.”

Given that VBF focuses on the nursery aspect of the Cannabis sector, will help the Company yield revenue faster as the clones only take a few weeks to develop and are often presold to customers in large quantities. The California market is experiencing a significant decline in the sale of mature cannabis flower, but an increase in demand and prices for quality clones. It is expected that being a key player in this specialized cannabis nursery niche should help MCOA achieve substantial revenue growth in 2022 and beyond.

About Marijuana Company of America, Inc.

Marijuana Company of America (OTC: MCOA) invests in the cannabis sector directly. The Company’s operations include C-Distro, one of the THC, Hemp & CBD cannabis industries fastest growing distribution companies, and hempsmart™, a Premium CBD company. The company's core mission is to leverage its experience, and access to capital to identify and invest in acquisitions with unique growth potential. The Company also owns a cannabis nursery cultivation facility in Salinas, California.

Forward-Looking Statements

This news release contains 'forward-looking statements,' which are not purely historical and may include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs, and results of new business opportunities and words such as 'anticipate,' 'seek,' 'intend,' 'believe,' 'estimate,' 'expect,' 'project,' 'plan,' or similar phrases may be deemed 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects, the future U.S. and global economies, the impact of competition, and the Company's reliance on existing regulations regarding the use and development of cannabis-based products. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K, our quarterly reports on Form 10-Q, and other periodic reports filed from time to time with the Securities and Exchange Commission.

For more information, please visit www.marijuanacompanyofamerica.com or visit www.sec.gov.

CONTACT:

info@marijuanacompanyofamerica.com

info@mcoainvestments.com

888-777-4362